UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.50 Par Value	BRN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As of January 30, 2026, the Board of Directors (the “Board”) of Barnwell Industries, Inc., a Delaware corporation (the “Company”), authorized and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.50 per share, of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on February 13, 2026 (the “Record Date”).

Each Right entitles the registered holder thereof to purchase from the Company, when exercisable and subject to adjustment, one share of Common Stock, at a purchase price of $7.00 per share, subject to adjustment (the “Purchase Price”). The description and complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of January 30, 2026, between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent.

The following is a summary of the material terms of the Rights Agreement and is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Rights Certificates; Exercise Period; Term

Initially, the Rights will be attached to all certificates for shares of Common Stock then outstanding (or for book entry shares of Common Stock, the Rights will be represented by notations in the respective book entry accounts), and no separate rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date for the Rights (the “Distribution Date”) will occur upon the earlier of the (i) tenth (10th) business day following a public announcement (or, if the tenth (10th) business day after such public announcement occurs before the Record Date, the close of business on the Record Date)(or such later date as shall be determined by the Board or a duly authorized committee of the Board) that a person or group of affiliated or associated persons (such person or group being an “Acquiring Person”), other than certain exempt persons, has acquired beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (including ownership of derivative securities which have an exercise or conversion privilege or a settlement payment or mechanism at a price related to the Common Stock or a value determined in whole or part with reference to, or derived in whole or in part from, the market price or value of the Common Stock), other than as a result of (a) pre-existing beneficial ownership in excess of the applicable threshold (in which case such person shall become an Acquiring Person if they become the beneficial owner of additional shares of Common Stock representing more than 0.25% of the outstanding shares of Common Stock, subject to certain exceptions), (b) repurchases of shares of Common Stock or securities convertible or exchangeable into shares of Common Stock by the Company, (c) certain inadvertent acquisitions or (d) certain other situations (as specified in the Rights Agreement) and (ii) tenth (10th) business day (or such later date as the Board may determine) following the commencement of a tender or exchange offer by any person that would result in a person or group becoming an Acquiring Person. For purposes of the Rights Agreement, beneficial ownership is defined to include derivative securities.

Until the Distribution Date, (i) the Rights will be evidenced by the certificates for shares of Common Stock (or, for book entry shares of Common Stock, by the notations in the respective book entry accounts) and will be transferred with, and only with, such Common Stock, (ii) new certificates for shares of Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference (for book entry shares of Common Stock, this legend will be contained in the notations in book entry accounts) and (iii) the surrender for transfer of any outstanding shares of Common Stock will also constitute the transfer of the Rights associated with such Common Stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 29, 2026, unless the Rights are earlier redeemed, exchanged or terminated.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of shares of Common Stock (or notices will be provided to holders of book entry shares of Common Stock) as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with the Rights.

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a) Flip-In Event. In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise and payment of the Purchase Price, shares of Common Stock having a value of two times the then current market price of the Common Stock. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void and any holder of such Rights (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Rights. However, Rights are not exercisable following the occurrence of a person becoming an Acquiring Person until the Distribution Date.

(b) Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the shares of Common Stock of the Company are changed or exchanged, or (iii) fifty percent (50%) or more of the Company’s assets, cash flow, or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, one share of the common stock (or substantially equivalent voting equity securities) of the acquiring company per Right.

Redemption

At any time until the earlier of (i) ten (10) business days following public announcement that an Acquiring Person has become such (the “Stock Acquisition Date”) (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, ten (10) business days following the Record Date) or (ii) the expiration of the Rights Agreement, the Board may direct the Company to redeem all but not less than all of the then outstanding Rights, at a price of $0.001 per Right (payable in cash or other consideration deemed appropriate by the Board), subject to adjustment as provided in the Rights Agreement (the “Redemption Price”). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may only be exercised once the Company’s right to redeem the Rights has expired.

Exchange of Rights

At any time after a person or group of affiliated or associated persons becomes an Acquiring Person but before any person acquires beneficial ownership of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void and non-transferable as described above), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). If there are insufficient authorized shares of Common Stock to effect an exchange of the Rights, the Company may substitute cash, other securities having equivalent rights, preferences, and privileges to the shares of Common Stock, debt securities, other assets or any combination of the foregoing having a value equal to one share of Common Stock in lieu of shares of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or cash, other equivalent securities, debt securities or other assets) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Certain Adjustments

In order to preserve the actual or potential economic value of the Rights, the number of shares of Common Stock or other securities issuable upon exercise of the Rights and the number of Rights associated with each outstanding share of Common Stock are all subject to adjustment by the Board pursuant to certain customary anti-dilution provisions.

No Shareholder Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

Subject to certain exceptions specified in the Rights Agreement, for so long as the Rights are then redeemable, the terms of the Rights and the Rights Agreement may be amended without the approval of any holders of Rights. Subject to certain exceptions specified in the Rights Agreement, after the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Company, without the approval of any holder of Rights, including to shorten or lengthen any time period under the Rights Agreement, so long as no such amendment (a) adversely affects the interests of the holders of the Rights as such, (b) causes the Rights Agreement to become amendable other than as already provided in the Rights Agreement or (c) causes the Rights to again become redeemable.

Certain Anti-Takeover Effects; Miscellaneous

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group of affiliated or associated persons that acquires beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (existing holders owning twenty percent (20%) or more of the outstanding shares of Common Stock will only trigger the rights plan if they become the beneficial owner of additional shares of Common Stock following the date of adoption that represent more than 0.25% of the outstanding shares of Common Stock, subject to certain exceptions). As a result, the overall effect of the Rights may be to render more difficult or discourage a change of the Company’s investment advisor or a merger, tender offer, or other business combination involving the Company that is not supported by the Board.

A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which has been filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. See also the Company’s press release, dated January 30, 2026, which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

See the description set out under “Item 1.01 - Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01	Other Events

On January 26, 2026, the Company’s prior rights agreement expired in accordance with its terms.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

4.1
Rights Agreement, dated as of January 30, 2026, by and between Barnwell Industries, Inc. and Broadridge Corporate Issuer Solutions, LLC, as rights agent, which includes as Exhibit A the Form of Right Certificate.

99.1	Press release dated January 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 2, 2026

BARNWELL INDUSTRIES, INC.

By:	/s/ Philip F. Patman
	Name:	Philip F. Patman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer